EXHIBIT 23
Consent of Independent Registered Public Accounting Firm
The Board of Trustees
EPR Properties:

We consent to the incorporation by reference in the registration statements (Nos. 333‑231909 and 333-231908) on Form S-3, the registration statements (Nos. 333-215099 and 333-78803) on Form S-4, and the registration statements (Nos. 333-159465, 333-211815, 333-189028, 333-142831, and 333-76625) on Form S-8 of EPR Properties of our report dated February 25, 2021, with respect to the consolidated balance sheets of EPR Properties as of December 31, 2020 and 2019, the related consolidated statements of (loss) income and comprehensive (loss) income, changes in equity, and cash flows for each of the years in the three-year period ended December 31, 2020, and the related notes and financial statement schedules II and III, and the effectiveness of internal control over financial reporting as of December 31, 2020, which report appears in the December 31, 2020 annual report on Form 10‑K of EPR Properties.
/s/ KPMG, LLP

Kansas City, Missouri
February 25, 2021